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Exhibit 99(a)(1)(iv)

CEPHALON, INC.

Offer to Purchase for Cash
any and all of the Outstanding
2 1/2% Convertible Subordinated Notes Due December 2006
of Cephalon, Inc.

(CUSIP Nos. 156708AD1 and 156708AE9)

  THE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 5 P.M., NEW YORK CITY TIME, ON JULY 11, 2005, UNLESS THE OFFER IS EXTENDED.

        June 10, 2005

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase (as it may be amended or supplemented from time to time, the "Statement") and a form of Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Statement, the "Offer"), relating to the offer by Cephalon, Inc., a Delaware corporation ("Cephalon"), to purchase for cash any and all of its outstanding 2 1/2% Convertible Subordinated Notes due December 2006 (the "Notes") at a price of $975.00 for each $1,000 principal amount of Notes purchased pursuant to the Offer, plus accrued and unpaid interest to, but not including, the date of payment for the Notes accepted for payment. Capitalized terms used in this letter and not defined in this letter have the meanings ascribed to them in the Statement.

        The material relating to the Offer is being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A tender of any Notes may be made only by us as the registered holder of the Notes and pursuant to your instructions. Therefore, beneficial owners of Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact and instruct that broker, dealer, commercial bank, trust company or other nominee if such beneficial owner desires to tender those Notes pursuant to the Offer.

        Accordingly, we request your instructions as to whether you wish us to tender any or all of the Notes held by us for your account. We urge you to read carefully the Statement, the Letter of Transmittal and the other materials provided with this letter before instructing us to tender your Notes.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes on your behalf in accordance with the provisions of the Statement. The Offer and withdrawal rights will expire at 5 p.m., New York City time, on July 11, 2005, the Expiration Date, unless the Offer is extended. To receive the purchase price, valid tenders must be received by the Depositary on or before the Expiration Date.

        Your attention is directed to the following:

  1.
  The Offer is for any and all Notes that are outstanding.

  2.
  If you desire to tender any Notes pursuant to the Offer and to receive the purchase price, we must receive your instructions in ample time to permit us to effect a tender of Notes on your behalf on or before the Expiration Date.

  3.
  The Offer is being made upon the terms and subject to the conditions set forth in the Statement and in the related Letter of Transmittal.

  4.
  Any transfer taxes incident to the transfer of Notes from the tendering holder to Cephalon will be paid by Cephalon, except as provided in Instruction 7 to the Letter of Transmittal.

        If you wish to have us tender any or all of your Notes held by us for your account or benefit pursuant to the Statement, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO TENDER NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT.

INSTRUCTIONS

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer by Cephalon with respect to the Notes.

        THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF, AND CONDITIONS SET FORTH IN, THE OFFER TO PURCHASE DATED JUNE 10, 2005 AND THE LETTER OF TRANSMITTAL.

Certificate No.	Principal Amount at Maturity Tendered*

*
If no amount is indicated, the undersigned will be deemed to have instructed you to tender the entire principal amount at maturity of Notes held by the undersigned.

PLEASE SIGN HERE:

Name(s):

PLEASE PRINT HERE:
Address:

Area Code and Telephone No.:

Employer Identification or Social Security No.:

My Account Number With You:

Date:

2

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  Exhibit 99(a)(1)(iv)